News from Trans-Lux
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26 Pearl Street  *  Norwalk, CT  06850  *  203.853.4321



FOR IMMEDIATE RELEASE
For Further Information
Contact: Angela D. Toppi
Executive Vice President & CFO
atoppi@trans-lux.com
203.642.5903

              TRANS-LUX ANNOUNCES YEAR-END, FOURTH QUARTER RESULTS

NORWALK, CT, April 16, 2009 - Trans-Lux Corporation (NYSE Amex: TLX), a leading supplier of programmable electronic information displays, today reported financial results for the fourth quarter and year ended December 31, 2008. Trans-Lux President and Chief Executive Officer Michael R. Mulcahy made the announcement.

The Company has accounted for the July 15, 2008 sale of the Entertainment Division as discontinued operations and has accordingly restated the prior year's results.

Year Ended December 31, 2008
Revenues for 2008 totaled $36.7 million, compared with $37.3 million in 2008. Net loss from continuing operations totaled $4.6 million ($-2.00 per share), compared with a loss of $5.8 million ($-2.77 per share) in the prior year. The 2008 loss included a $2.7 million non-cash charge for a tax valuation allowance. The loss in 2007 included $2.9 million of non-cash charges, consisting of a one-time, non-tax deductible charge of $1.5 million relating to the successful Exchange Offer in the first quarter; a $1.0 million charge for a tax valuation allowance; and a $0.4 million charge in the Company's pension plan. Cash flow from continuing operations, as defined by EBITDA, improved to $4.6 million in 2008, compared to $4.3 million in 2007.

"The sale of the Entertainment Division represented a significant transformation for Trans-Lux in 2008," said Mr. Mulcahy. "While it was a long-standing component of the Company, the sale

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enabled us to both improve our debt position and dedicate our focus to the area where we see greater long-term potential in the years to come - our core display business."

Fourth Quarter 2008
Trans-Lux reported fourth quarter revenues of $7.4 million, down from $8.4 million in 2007. The Company reported a net loss from continuing operations for the quarter of $1.3 million ($-0.58 per share), compared with a net loss of $2.3 million ($-0.98 per share) in the fourth quarter of 2007. Cash flow from continuing operations, as defined by EBITDA, was $440,000 for the quarter, compared with $282,000 during the same period in 2007. The 2008 fourth quarter results reflect a $194,000 goodwill impairment charge relating to a 1995 acquisition in the outdoor commercial business. The 2007 fourth quarter results reflect the $1.0 million non-cash charge for a tax valuation allowance and a $0.4 million non-cash charge in the Company's pension plan.

Discontinued Operations
As previously reported, the Company sold the assets of its Entertainment Division on July 15, 2008 for a purchase price of $24.5 million; $7.4 million paid in cash, $0.4 million in escrow and $16.7 million in assumption of debt, which included $0.3 million of debt of its joint venture, MetroLux Theatres. In addition to the $24.5 million purchase price, there is a potential additional purchase price based on the performance of one of the theatre operations. However, there can be no assurance that there will be any additional purchase price earned and none has been earned as of year-end. As a result of the sale, the Company recorded long-lived asset impairment charges of $2.8 million, as well as $2.0 million in disposal costs. The net proceeds from the sale were used to prepay the term loan under the Credit Agreement with the Company's senior lender. A total of $22.4 million of long-term debt has been paid down or assumed by the buyer as a result of the sale and the Company was released from liability on the assumed debt.

About Trans-Lux
Trans-Lux is a full service, worldwide provider of integrated electronic display solutions for today's communications environments. Incorporated in 1920, Trans-Lux specializes in the design, manufacture, installation and service of large-scale indoor and outdoor LED electronic

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Trans-Lux / 3

display systems for applications in the financial, banking, gaming, advertising, corporate, retail, transportation, entertainment and sports industries. Trans-Lux offers unique control systems as well as content through its partnerships with key data suppliers in the markets the Company serves. Trans-Lux has display equipment installed at thousands of locations around the world, including the world's major financial exchanges. For more information, please visit our web site at www.trans-lux.com.
                             -----------------

(Table of Operations attached)

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The Company may, from time to time, provide estimates as to future performances. These forward-looking statements will be estimates and may or may not be realized by the Company. The Company undertakes no duty to update such forward-looking statements. Many factors could cause actual results to differ from these forward-looking statements, including loss of market share through competition, introduction of competing products by others, pressure on prices from competition or purchasers of the Company's products, interest rate and foreign exchange fluctuations, terrorist acts and war.

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Trans-Lux / 4

                                       TRANS-LUX CORPORATION

                                       RESULTS OF OPERATIONS
                                            (Unaudited)

<CAPTIONS>
                                                        THREE MONTHS ENDED           YEAR ENDED
                                                            DECEMBER 31              DECEMBER 31
                                                        ------------------       ------------------
(In thousands, except per share data)                      2008       2007          2008       2007
                                                        ------------------       ------------------
Revenues                                                $ 7,422    $ 8,446       $36,683    $37,316
                                                        ------------------       ------------------

Loss from continuing operations                          (1,348)    (2,258)       (4,616)    (5,812)
Income (loss) from discontinued operations                   44        129        (3,426)       717
                                                        ------------------       ------------------
Net loss                                                $(1,304)   $(2,129)      $(8,042)   $(5,095)
                                                        ==================       ==================

Calculation of EBITDA:
   Net loss from continuing operations                  $(1,348)   $(2,258)      $(4,616)   $(5,812)
   Interest expense/debt conversion cost, net               338        487         1,527      3,433
   Income tax provision (benefit)                           (76)       220         1,306     (1,098)
   Depreciation and amortization                          1,526      1,833         6,398      7,752
                                                        ------------------       ------------------
EBITDA from continuing operations (1)                       440        282         4,615      4,275

   Effect of discontinued operations                         71        858        (2,908)     3,868
                                                        ------------------       ------------------
Total EBITDA (1)                                        $   511    $ 1,140       $ 1,707    $ 8,143
                                                        ==================       ==================

(Loss) income per share - basic and diluted:
   Continuing operations                                $ (0.58)   $ (0.98)      $ (2.00)   $ (2.77)
   Discontinued operations                                 0.01       0.06         (1.49)      0.34
                                                        ------------------       ------------------
   Total loss per share                                 $ (0.57)   $ (0.92)      $ (3.49)   $ (2.43)
                                                        ==================       ==================

Average common shares outstanding - basic and diluted     2,307      2,307         2,307      2,098

Stockholders' Equity                                                             $14,447    $24,596

(1) EBITDA is defined as earnings before effect of interest, income taxes, depreciation and amortization.  EBITDA is presented here because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness.  However, EBITDA should not be considered as an alternative to net income or cash flow data prepared in accordance with accounting principles generally accepted in the United States or as a measure of a company's profitability or liquidity.
The Company's measure of EBITDA may not be comparable to similarly titled measures reported by other companies.